Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-256179) on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Bed Bath & Beyond, Inc. Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ KBF CPAs - Audit, LLP

Lake Oswego, Oregon
March 30, 2026